UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2007

LKQ CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50404	36-4215970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300

Chicago, IL 60602

(Address of Principal Executive
Offices)(Zip Code)

(312) 621-1950

(Registrant’s Telephone Number, Including
Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of theregistrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 26, 2007, LKQ Corporation (“LKQ”) and LKQ Delaware LLP entered into the First Amendment to Credit Agreement (the “First Amendment”) with the several lenders from time to time party thereto. The First Amendment (a) increases the amount available to LKQ under the U.S. revolving credit facility that is part of the Credit Agreement from $85 million to $100 million, and (b) makes additional immaterial changes and corrections. A copy of the First Amendment is attached hereto as Exhibit 10.1 and incorporated by reference herein.

(d)  Exhibits

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated as of October 26, 2007, among LKQ and LKQ Delaware LLP, as borrowers, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 1, 2007

LKQ Corporation

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Vice President and General Counsel